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                                                               EXHIBIT 24(b)

                    Powers of Attorney for Directors
                      For Form 10-K Annual Reports

     Each undersigned director of Greif Bros. Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Michael J. Gasser and William B. Sparks, Jr., and each of them (with full power to each of them to act alone), and his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in his or her capacity as a Director of the Company, to execute the Company's Form 10-K Annual Report, pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 for the Company's fiscal year ended October 31, 1999, for each fiscal year thereafter, and any amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intent and purposes as the undersigned directors might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Each undersigned director of the Company has executed and delivered this Power of Attorney on the date set forth opposite such director's signature.

Signature of Director                   Execution Date

/s/ John C. Kane                        January 17, 2000
John C. Kane